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EXHIBIT 10.6

                              COLLATERAL AGREEMENT

THIS COLLATERAL AGREEMENT (the "Agreement") is made and entered into as of November 16, 2001 by and among Cronos Equipment (Bermuda) Limited, a company organized and existing under the laws of the Islands of Bermuda ("CEB"), Cronos Finance (Bermuda) Limited, a company organized and existing under the laws of the Islands of Bermuda ("CFL"), and Fortis Bank (Nederland) N.V. (f/k/a MeesPierson N.V.), a Naamloze Vennootschap ("Secured Party").

                              W I T N E S S E T H:

WHEREAS, CFL, as Issuer, is a party to that certain Amended and Restated Loan Agreement, dated as of July 19, 2001 (the "Loan Agreement") with Secured Party, as the Agent and Initial Noteholder; and

WHEREAS, pursuant to the terms of the Loan Agreement, the Initial Noteholder has agreed to lend CFL up to $60,000,000; and

WHEREAS, CFL's borrowings under the Loan Agreement are evidenced by one or more Promissory Notes (the "Notes") in the form of Exhibit C to the Loan Agreement; and

WHEREAS, the Notes are due and payable by no later than July 14, 2004 (the "Final Payment Date"); and

WHEREAS, in order to secure the payment of all amounts due under the Notes and the performance of CFL's covenants and agreements in the Loan Agreement (collectively, the "Secured Obligations"), CFL has granted the Noteholders a security interest in and to the "Collateral," as defined in Section 401 of the Loan Agreement; and

WHEREAS, pursuant to Section 1003 of the Loan Agreement, CFL has agreed to provide the Noteholders a security interest in the patents and trademarks held by CEB with respect to cellular palletwide containers ("CPCs"), as additional security for CFL's obligations under the Notes and the Loan Agreement; and

WHEREAS, Schedule 1 hereto lists the trademarks and patents held by CEB with respect to CPCs; and

WHEREAS, CEB has engaged Deloitte & Touche LLP to perform a pricing analysis of the risk assumed by CEB in providing a security interest in its patents and trademarks for the benefit of the Noteholders under the Loan Agreement; and

WHEREAS, CEB is willing to grant a security interest in its patents and trademarks for the benefit of the Noteholders under the Loan Agreement in consideration of the payment of the Credit Enhancement Fee specified in Section 3 hereof.

NOW, THEREFORE, in consideration of the agreements herein contained, the parties agree as follows:

                           Grant of Security Interest

As collateral security for the prompt and complete payment and performance of the Secured Obligations, and in consideration of the payment by CFL of the Credit Enhancement Fee (Section 3 hereof), CEB hereby grants to the Secured Party, for the benefit of the Noteholders under the Loan Agreement, a security interest in and to the following intellectual property (including all of its rights therein), now owned or



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hereinafter acquired by CEB in connection with or related to the CPCs or in which CEB now holds or hereinafter acquires any interest (all of which shall collectively be called the "Intellectual Property" for purposes of this Agreement):

                                                     the letters patent and
                                            applications for letters patent
                                            listed on Schedule 1 hereto, and all
                                            rights corresponding thereto in the
                                            United States and in each other
                                            country listed on Schedule 1 hereto,
                                            and in any other country, including,
                                            without limitation, all reissues,
                                            continuations,
                                            continuations-in-part, or extensions
                                            thereof; all petty patents,
                                            divisionals, and patents of
                                            addition; and all patents to be
                                            issued under any such applications,
                                            now owned or hereinafter acquired by
                                            CEB or in which CEB now holds or
                                            hereinafter acquires any interest
                                            (collectively, the "Patents");

                                                     All trademarks listed on
                                            Schedule 1 hereto, and all
                                            tradenames, corporate names,
                                            business names, trade dress, trade
                                            styles, service marks, logos, and
                                            other source of business
                                            identifiers, prints, including
                                            labels on which any of the
                                            trademarks listed on Schedule 1
                                            hereto have appeared or appear,
                                            designs and general intangibles of
                                            like nature, now existing or
                                            hereinafter adopted or acquired
                                            relating to CPCs, all registrations
                                            and recordings thereof, and any
                                            applications made in connection
                                            therewith, including, without
                                            limitation, registrations,
                                            recordings, and applications in the
                                            United States Patent and Trademark
                                            Office or in any similar office or
                                            agency of the United States, any
                                            state thereof, or any other country
                                            or any political subdivision
                                            thereof, and all reissues,
                                            extensions, or renewals thereof, and
                                            the entire goodwill therein and of
                                            the business of CEB connected with
                                            or symbolized by any such
                                            trademarks, now owned or hereinafter
                                            acquired by CEB or in which CEB now
                                            holds or hereinafter acquires any
                                            interest including, without
                                            limitation, those listed on Schedule
                                            1 hereto (collectively, the
                                            "Trademarks");

                                                      Any and all claims for
                                            damages by way of past, present, and
                                            future infringement of any of the
                                            rights included above, with the
                                            right, but not the obligation, to
                                            sue for and collect such damages for



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                                             said use or infringement of the
                                             intellectual property rights
                                             identified above;

                                                     All amendments, renewals,
                                             and extensions of any of the
                                             Patents or Trademarks; and

                                                      All income, royalties,
                                             payments, proceeds, and products of
                                             the foregoing, including, without
                                             limitation, all payments under
                                             insurance or any indemnity or
                                             warranty payable in respect of any
                                             of the foregoing.

                                      Representations, Warranties, and Covenants

CEB represents, warrants, covenants, and agrees as follows:



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         CEB is a company duly organized, validly existing, and in good standing under the laws of Bermuda. CEB is in good standing and is duly qualified to do business in each state or country where the nature of its activities or properties require such qualification, except to the extent that the failure to be so qualified would not, in the aggregate, materially and adversely affect the ability of CEB to perform its obligations under and comply with the terms of this Agreement.

         CEB has the power and is duly authorized to execute, deliver, and perform this Agreement. The execution, delivery and performance by CEB of this Agreement does not and will not require any consent or approval of any "Governmental Authority" (as defined in the Loan Agreement), or any other person which has not already been obtained.

         The execution, delivery and performance of this Agreement will not: (i) contravene any provision of CEB's Memorandum of Association or Bye-laws or other organizational document; (ii) contravene, conflict with, or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental authority; or (iii) violate or result in the breach of, or constitute a default under, any other agreement or instrument to which CEB is a party or by which CEB or its property or assets may be bound or affected in each case that would adversely affect CEB's ability to execute, deliver and perform its obligations under this Agreement.

         This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of CEB, enforceable against CEB in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         CEB is the owner of, or has an interest in, the Intellectual Property listed on Schedule 1 hereto, except for non-exclusive licenses granted by CEB to its customers in the ordinary course of business, and has the full right, power and authority to grant its rights in the Intellectual Property conveyed herein to Secured Party, subject to the rights of licensees under licenses granted by CEB to its customers in the ordinary course of business.

     During the term of this Agreement, CEB will not transfer or otherwise encumber the Intellectual Property, except for licenses granted in the ordinary course of business.

     The United States Patent identified on Schedule 1 hereto (no. 5755349) (the "United States Patent") is valid and enforceable, and, to CEB's knowledge, each of the other Patents and Trademarks listed on Schedule 1 hereto is valid and enforceable, no part of the Patents or Trademarks has been adjudged invalid or unenforceable, in whole or in part, and no claim has been made that any Patent or Trademark violates the rights of any third party.

         The security interest in the Intellectual Property created hereunder in favor the Noteholders constitutes a valid security interest in the Intellectual Property securing the payment of the Secured Obligations. Upon the due recordation of a Grant of Security Interest (Patents) (the "Grant"), substantially in the form of Exhibit A hereto, with respect to the United States Patent, with the United States Patent and Trademark Office and the Companies Registry of Bermuda, and upon the filing of a UCC Financing Statement in



                                                                             E10
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the Recorder of Deeds of the District of Columbia naming CEB as "debtor" and naming Secured Party as "secured party" and describing the United States Patent, the security interest in the United States Patent granted to the Noteholders will constitute a perfected security interest therein.

                                                              CEB shall promptly
                                            advise Secured Party, with a copy to
                                            CFL, of any material change in the
                                            composition of any Patent or
                                            Trademark, including, but not
                                            limited to, any subsequent ownership
                                            right of CEB in or to any Patent or
                                            Trademark not specified in this
                                            Agreement.

                  (j) CEB shall (i) use reasonable commercial efforts to protect, defend, and maintain the registration, validity, and enforceability of the Intellectual Property, (ii) use reasonable commercial efforts to monitor the use by its licensees of the Intellectual Property, (iii) use reasonable commercial efforts to detect infringement of the Intellectual Property, and promptly advise Secured Party in writing of infringements detected, and (iv) not allow any Patent or Trademark that has been registered or for which registrations have been applied to be abandoned, forfeited, or dedicated to the public prior to their natural expiration dates (A) without delivery of written notice to Secured Party, and (B) without exercising reasonable commercial efforts to prevent such abandonment, forfeiture, or dedication.

     CEB shall, from time to time, execute and file such other instruments, and take such further actions Secured Party may reasonably request from time to perfect or continue the perfection of Secured Party's interest in the Intellectual Property.

                                                 Credit Enhancement Fee

In consideration of CEB's grant of a security interest in the Intellectual Property pursuant to the provisions of Section 1 hereof, CFL agrees to pay CEB a Credit Enhancement Fee of Fourteen Thousand Five Hundred Fifteen Dollars ($14,515), payable within three (3) business days of the date of this Agreement, by wire transfer to CEB. CFL agrees to provide notice of payment of the Credit Enhancement Fee to Secured Party concurrently with the payment thereof to CEB. If the Credit Enhancement Fee is not paid as aforesaid, then this Agreement shall become null and void.

                                                          Term

The term of this Agreement, and the grant of the security interest in the Intellectual Property as provided by Section 1 hereof, shall expire on the later of the Final Payment Date or such date as the Notes have been fully repaid and CFL has fulfilled all of its other obligations under the Loan Agreement.

                                                    Attorney-in-Fact

CEB hereby irrevocably appoints Secured Party as CEB's attorney-in-fact, with full authority in the place and stead of CEB, and in the name of CEB, from time to time in Secured Party's discretion, to take any action and to execute any instrument, as appropriate, which Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to file, in Secured Party's sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Patents or Trademarks, without the signature of CEB, where



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

permitted by law. With respect to the acts contemplated by this Section 5, Secured Party agrees that it shall provide CEB notice thereof within ten (10) days thereafter.

                                                   Events of Default

The occurrence of any of the following shall constitute an event of default under this Agreement:

         An "Event of Default" under the Loan Agreement; or
     CEB breaches any warranty or agreement made by CEB in this Agreement which breach has a material adverse effect upon the value of the Intellectual Property and, as to any breach that is capable of cure, CEB fails to cure such breach within thirty (30) days of the earlier of (x) knowledge thereof by CEB or (y) CEB's receipt of notice of such breach; provided, however, that if such breach is not capable of being cured within such 30-day period, and CEB timely notifies Secured Party of such fact and diligently pursues such cure, then the cure period shall be extended to the day requested in CEB's notice, but in no event more than 90 days from the initial breach.

If an event of default hereunder or under the Loan Agreement shall occur and be continuing, in addition to those other remedies available to it under applicable law, Secured Party may exercise the remedies specified in Section 804 of the Loan Agreement with respect to the Intellectual Property.

Miscellaneous

Further Assurances. Each party hereto agrees to do all acts and things and to make, execute, and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement. Without limiting the generality of the foregoing, CEB agrees to cooperate with CFL and Secured Party in perfecting the Noteholders' security interest in the Intellectual Property as called for by Section 1 hereof, and CFL and Secured Party agree to cooperate with CEB in reconveying and terminating the Noteholders' security interest in the Intellectual Property at such time as this Agreement expires pursuant to the provisions of Section 4 hereof.

         Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed properly given if given in writing or by electronic mail and either delivered through a commercially recognized overnight delivery service or, if sent by electronic mail or telecopier, to the party or to an officer of the party to whom the same is directed, addressed as follows:



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                       If to CFL, to:   Cronos Finance (Bermuda) Limited
                                        Clarendon House
                                        2, Church Street
                                        Hamilton HM 11, Bermuda
                                        Attn:  Company Secretary
                                        Fax:  (441) 292-4720

                      With a copy to:   Cronos Containers Limited
                                        Orchard Lea, Winkfield Lane
                                        Winkfield Windsor
                                        Bershire SL4 4RU, England
                                        Attn:  Frank P. Vaughan
                                        Fax:  44 1 344-894-104
                                        Email:  fpv@cronos.com

                      And:              Fortis Bank (Nederland) N.V.
                                        Coolsingel 93/1
                                        P.O. Box 749
                                        3000 AE Rotterdam, The Netherlands
                                        Attn:  Menno van Lacum
                                        Fax:  31 10 401 6343
                                        Email: menno.van.lacum@nl.fortisbank.com

                     If to CEB, to:     Cronos Equipment (Bermuda) Limited
                                        Clarendon House
                                        2, Church Street
                                        Hamilton HM 11, Bermuda
                                        Attn:  Company Secretary
                                        Fax:  (441) 292-4720

                      With a copy to:   Cronos Capital Corp.
                                        One Front Street, Suite 1500
                                        San Francisco, California 94111
                                        Attn:  John Kallas
                                        Fax:  (415) 677-9196
                                        Email:  jnk@cronos.com



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

                                       Fortis Bank (Nederland) N.V.
             If to Secured Party, to:  Coolsingel 93/1
                                       P.O. Box 749
                                       3000 AE Rotterdam, The Netherlands
                                       Attn:  Menno van Lacum
                                       Fax:  31 10 401 6343
                                       Email:  menno.van.lacum@nl.fortisbank.com

All notices, demands, and requests shall be deemed to be given on the business day on which it is delivered by hand or commercial messenger or air courier service to such party at its address specified above, or, if sent by facsimile or email, when electronically confirmed. Any facsimile or email transmission not sent on a business day, or not sent before 5:30 p.m. (recipient's time) on a business day, shall be deemed sent on the next business day.

Any party identified above may change the address to which notices are to be given hereunder by giving notice to the other party in the manner herein provided.



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     Amendment of Agreement. This Agreement may not be amended except by written agreement signed by all three parties hereto.

     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

     Consent to Jurisdiction. Any legal suit, action, or proceeding against any party arising out of or relating to this Agreement, or any transaction contemplated hereby, may be instituted in any federal or state court in the City and County of New York, State of New York, and each of CFL, CEB, and Secured Party hereby waives any objection which it may now or hereinafter have to the laying of venue of any such suit, action or proceeding, and, solely for the purposes of enforcing this Agreement, each of CFL, CEB, and Secured Party hereby irrevocably submits to the jurisdiction of any such court in any such suit, action, or proceeding. Each of CFL and CEB hereby irrevocably appoints and designates CT Corporation System, having an address at 111 Eighth Avenue, New York, New York 10011, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process, and each of CFL and CEB agree that service of process upon such party shall constitute personal service of such process on such person. Secured Party hereby agrees that service of legal process in any suit, action, or proceeding arising out of or relating to this Agreement, or any transaction contemplated thereby, may be made in the matter for providing notices to Secured Party pursuant to the provisions of Section 7(b) herein, and that any such service shall be deemed to constitute personal service of process on Secured Party hereunder. Pursuant to New York General Obligations Law Section 5-1402, each of CFL and CEB shall maintain the designation and appointment of such authorized agent until all amounts payable under the Notes and the Loan Agreement are paid in full. Should such agent shall cease to so act, then the parties shall promptly designate and appoint another agent satisfactory to Secured Party, and shall promptly deliver to the agent evidence in writing of such other agent's acceptance of such appointment.

     Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

/ / /

/ / /

/ / /



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              CRONOS EQUIPMENT (BERMUDA) LIMITED


                                              By       /s/ PETER J YOUNGER

                                                       Peter J Younger

                                              Its      Director

                                                       -------------------------

                                              CRONOS FINANCE (BERMUDA) LIMITED


                                              By       /s/ DENNIS J TIETZ

                                                       Dennis J Tietz

                                              Its      Director

                                                       -------------------------

                                              FORTIS BANK (NEDERLAND) N.V.

                                              By       /s/ MERIJN ZONDAG

                                                       Merijn Zondag

                                                       /s/ MENNO VAN LACUM

                                                       Menno Van Lacum

                                              Its
                                                 -------------------------------



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                                   SCHEDULE 1

                       CRONOS EQUIPMENT (BERMUDA) LIMITED

                         LIST OF TRADEMARKS AND PATENTS

                                       FOR

                          CELLULAR PALLETWIDE CONTAINER



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